SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2008

LANGUAGE ACCESS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South High Street Canal Winchester, Ohio	43110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614) 355-0900

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

Effective August 27, 2008, Mr. Edward Panos and Panos Industries, LLC, controlled by Mr. Panos, elected to convert $962,305.04 worth of principal and accrued interest due on his Convertible Promissory Notes (the “Notes”) into 18,642,549 shares of the Company's common stock in accordance with the terms of the Notes.  The principal amounts and dates of these Notes are as follows:

1/12/2005	$20,000.00
6/24/2005	$20,000.00
6/30/2005	$15,000.00
8/30/2005	$5,000.00
10/2/2005	$50,000.00
11/29/2005	$20,000.00
12/22/2005	$25,000.00
12/27/2005	$2,000.00
12/30/2005	$10,000.00
1/10/2006	$30,000.00
1/20/2006	$500.00
1/26/2006	$10,000.00
3/3/2006	$93,000.00
3/14/2006	$25,000.00
3/16/2006	$20,000.00
3/17/2006	$11,500.00
6/13/2006	$150,000.00
6/14/2006	$150,000.00
6/23/2006	$2,500.00
12/31/2006	$120,000.00

The issuance of the shares of the Company's common stock to Mr. Panos is being made in reliance on the registration exemption provided by Section 4(2) of the Securities Exchange Act of 1933, as amended.

As a result of the conversion of the Notes described above, there has been a significant change in control of the Company. The 18,642,549 shares of the Company's common stock issued as a result of the conversion of the Notes constitutes approximately 99% of the total outstanding shares of the of Company's common stock as of August 27, 2008. Mr. Panos, along with his company, Panos Industries, LLC, own a total of 19,033,227 shares of the Company’s common stock as of August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Language Access Network, Inc.

By:          /s/Eric Schmidt
Eric Schmidt
Chief Executive Officer

Date:       August 27, 2008